Exhibit 4.3

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE LAW. THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 4 OF THIS WARRANT.

SECOND WARRANT TO PURCHASE STOCK

Corporation:	KALEIDO BIOSCIENCES, INC.
Number of Shares:	51,413
Class of Stock:	Series B Preferred
Initial Exercise Price:	$3.89 per share
Issue Date:	October 13, 2017
Expiration Date:	October 13, 2027

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, PACIFIC WESTERN BANK or its assignee or transferee (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of KALEIDO BIOSCIENCES, INC. (the “Company”) at the initial exercise price per Share (the “Warrant Price”) all as set forth above and as adjusted pursuant to Article 2 of this warrant, subject to the provisions and upon the terms and conditions set forth in this warrant.

ARTICLE 1

EXERCISE

1.1 Method of Exercise. Holder may exercise this warrant by delivering this warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

1.2 Conversion Right. In lieu of exercising this warrant as specified in Section 1.1, Holder may from time to time convert this warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

1.3 Fair Market Value. If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company’s stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

1.

1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this warrant has not been fully exercised or converted and has not expired, a new warrant representing the Shares not so acquired.

1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this warrant, the Company at its expense shall execute and deliver, in lieu of this warrant, a new warrant of like tenor.

1.6 Repurchase on Sale, Merger, or Consolidation of the Company.

1.6.1 “Acquisition.” For the purpose of this warrant, “Acquisition” means (a) any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or (b) any reorganization, consolidation, merger or sale of the voting securities of the Company or any other transaction where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

1.6.2 Exercise Upon Acquisition. Upon the closing of any Acquisition in which the consideration to be received by the Company’s stockholders consists of cash, marketable securities, or a combination of both cash and marketable securities, this warrant shall be deemed to have been automatically converted pursuant to Section 1.2, and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company, provided, however, that if the fair market value of the Shares, as determined pursuant to Section 1.3, in connection with such Acquisition is less than the aggregate Warrant Price, then this warrant shall terminate without exercise or conversion immediately prior to the closing of such Acquisition.

1.6.3 Assumption of Warrant. Upon the closing of any Acquisition not referred to in Section 1.6.2, the successor entity shall assume the obligations of this warrant, and this warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this warrant.

ARTICLE 2

ADJUSTMENTS TO THE SHARES

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, or subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.

2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this warrant, Holder shall be entitled to receive, upon exercise or conversion of this warrant, the number and kind of securities and property that Holder would have received for the Shares if this warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Certificate of Incorporation upon the closing of a registered public offering of the Company’s common stock. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise . of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of shares shall be proportionately decreased. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased and the number of shares shall be proportionately increased.

2.4 Adjustments for Diluting Issuances. Without duplication of any adjustment otherwise provided for in this Section 2, the number of shares of common stock issuable upon conversion of the Shares shall be subject to anti-dilution adjustment from time to time in accordance with the manner set forth in the Company’s Certificate of Incorporation as if the Shares were issued and outstanding on and as of the date of any such required adjustment.

2.5 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the Number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a full Share.

3.

ARTICLE 3

REPRESENTATIONS AND COVENANTS OF THE COMPANY

3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

(a) The initial Warrant Price referenced on the first page of this warrant is the price per share paid by investors in the Company’s most recent preferred stock financing.

(b) All Shares which may be issued upon the exercise of the purchase right represented by this warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(c) The Company’s capitalization table attached to this warrant is true and complete as of the Issue Date.

3.2 Notice of Certain Events. The Company shall provide Holder with not less than 7 days prior written notice of, including a description of the material facts surrounding, any of the following events: (a) declaration of any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) offering for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) effecting any reclassification or recapitalization of common stock; or (d) the merger or consolidation with or into any other corporation, or sale, lease, license, or conveyance of all or substantially all of its assets, or liquidation, dissolution or winding up.

3.3 Information Rights. Prior to an initial public offering of the Company’s common stock and provided Holder holds this warrant and/or any of the Shares, the Company shall deliver to the Holder the financial information required to be delivered to Major Investors (as defined in the IRA) under Section 3.1(a) and 3.1(b) pursuant to that certain Amended and Restated Investors Rights Agreement dated as of February 16, 2017, by and among the Company and the investors named therein (the “IRA”).

3.4 Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall be “Registrable Securities”, and Holder shall be a “Holder” under the IRA.

3.5 Holder Investment Representations. Holder makes the representations to the Company set forth in Exhibit A hereof in connection with the issuance of this warrant and the Shares (collectively, the “Securities”).

3.6 Market Stand Off. Holder agrees that it shall be subject to the Market Standoff provisions in Section 2.11 of the IRA.

4.

3.7 Company Agreements. If upon exercise of this warrant (other than in connection with an Acquisition or an initial public offering of the Company’s common stock) Holder continues to hold the Shares, upon the request of the Company, Holder shall execute a counterpart signature page to the investor and stockholder agreements governing the rights and obligations in respect to the Series B Preferred Stock, including without limitation the IRA.

ARTICLE 4

MISCELLANEOUS

4.1 Term: Exercise Upon Expiration. This warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above; provided, however, that if the Company completes its initial public offering within the one-year period immediately prior to the Expiration Date, the Expiration Date shall automatically be extended until the first anniversary of the effective date of the Company’s initial public offering. If this warrant has not been exercised prior to the Expiration Date, this warrant shall be deemed to have been automatically exercised on the Expiration Date by “cashless” conversion pursuant to Section 1.2.

4.2 Legends. This warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE LAW.

4.3 Compliance with Securities Laws on Transfer. This warrant and the Shares issuable upon exercise of this warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee. The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144 (d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale.

4.4 Transfer Procedure. Subject to the provisions of Section 4.3, Holder may transfer all or part of this warrant or the Shares issuable upon exercise of this warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable). No surrender or reissuance shall be required for a transfer to an affiliate of Holder.

5.

4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time. All notices to the Holder shall be addressed as follows:

Pacific Western Bank

Attn: Warrant Administrator

406 Blackwell Street, Suite 240

Durham, NC 27701

4.6 Amendments. This warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.7 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

4.8 Governing Law. This warrant shall be governed by and construed in accordance with the laws of the State of North Carolina, without giving effect to its principles regarding conflicts of law.

[Signature Page Follows]

6.

IN WITNESS WHEREOF, the undersigned has executed this Second Warrant to Purchase Stock as of the date set forth above.

KALEDIO BIOSCIENCES, INC.

By:	/s/ Jeffrey Moore
Name:	Jeffrey Moore
Title:	SVP, Finance & Administration, Secretary & Treasurer

Acknowledged and agreed:

PACIFIC WESTERN BANK

By:	/s/ Scott Hansen
Name:	Scott Hansen
Title:	SVP

[Signature Page to Second Warrant to Purchase Stock]

Appendix 1

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase                      shares of the                      stock of KALEIDO BIOSCIENCES, INC. pursuant to the terms of the attached warrant, and tenders herewith payment of the purchase price of such shares in full.

1. The undersigned hereby elects to convert the attached warrant into shares in the manner specified in the warrant. This conversion is exercised with respect to                      of the shares covered by the warrant.

[Strike paragraph that does not apply,]

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Holder’s Name)

(Address)

3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

PACIFIC WESTERN BANK or Registered Assignee

(Signature)

(Date)

EXHIBIT A

INVESTMENT REPRESENTATIONS

(a) The undersigned is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The undersigned is purchasing the Securities for its own account for investment purposes only, not as a nominee or agent, and not with a view towards, or for resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”). The undersigned has such knowledge and experience in financial business matters and the undersigned is capable of evaluating the merits and risks of the purchase of the Securities and of protecting its interests in connection therewith.

(b) The undersigned understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the undersigned’s investment intent as expressed herein.

(c) The undersigned further understands that the Securities must be held indefinitely, and the undersigned must therefore bear the economic risk therewith, unless the Securities are subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, the undersigned understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required.

(d) The undersigned is familiar with the provisions of Rule 144, promulgated pursuant to the Securities Act, which, in substance, permits limited public resale of “restricted Securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

(e) The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things, the existence of a public market for the Securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sales being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of Securities being sold during any three-month period not exceeding specified limitations.

(f) The undersigned further understands that in the event that all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required.

(g) The undersigned is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Kaleido Biosciences, Inc.

Capitalization Summary—Post Second Close Series B

As of 10/1/17

		FDE Capitalization—Before Second Closing Series B								FDE Capitalization—Post Series B Second Close
HOLDER	Common	Series A, A1 Preferred Investment $ (8)	Series A,A-1 Preferred Shares	Series B Preferred $	Series B Preferred Shares (5)	Total Preferred Shares	% Preferred	Fully Diluted Shares (Post First Closing)	% of Fully Diluted	Series B Preferred $	Series B Preferred Shares (5), (6), (7)	Total Preferred Shares	% Preferred	Fully Diluted Shares (Post First Closing)	% of Fully Diluted
Flagship Ventures Fund 2007, LP	85,730	$—	347,173	$—	—	347,173	1.5%	432,903	1.1%	$—	—	347,173	1.3%	432,903	1.0%
Flagship Ventures Fund IV, LP	—	$972,226	1,894,223	$—	—	1,894,223	8.3%	1,894,223	4.8%	$—	—	1,894,223	7.0%	1,894,223	4.3%
Flagship Ventures Fund V, LP	—	$3,656,944	3,944,184	$2,500,002	642,674	4,586,858	20.1%	4,586,858	11.6%	$—	—	4,586,858	17.0%	4,586,858	10.5%
Nutritional Health Disruptive Innovation Fund, LP	—	$6,770,831	9,275,111	$7,500,002	1,928,021	11,203,132	49.0%	11,203,132	28.4%	$—	—	11,203,132	41.5%	11,203,132	25.7%
Nutritional Health Side Fund, L.P.	—	$2,100,000	1,278,720	$—	—	1,278,720	5.6%	1,278,720	3.2%	$—	—	1,278,720	4.7%	1,278,720	2.9%
Flagship Opportunities Fund 1	—	$—	—	$—	—	—	0.0%	—	0.0%	$10,000,000	2,570,694	2,570,694	9.5%	2,570,694	5.9%
VentureLabs IV, LLC	85,730	$—	—	$—	—	—	0.0%	85,730	0.2%	$—	—	—	0.0%	85,730	0.2%
VentureLabs V, LLC	5,000,000	$—	—	$—	—	—	. 0.0%	5,000,000	12.7%	$—	—	—	0.0%	5,000,000	11.5%

Flagship total	5,171,460	$13,500,000	16,739,411	$10,000,004	2,570,695	19,310,106	84.4%	24,481,566	62.0%	$10,000,000	2,570,694	21,880,800	81.0%	27,052,260	62.0%
Geoffrey von Maltzahn	—	$500,000	684,932	—	$—	684,932	3.0%	684,932	1.7%	$—	—	684,932	2.5%	684,932	1.6%
BMV Direct Co LP (Biomed Realty) (1)		$—	17,192	—	—	17,192	0.1%	17,192	0.0%	$—	—	17,192	0.1%	17,192	0.0%
OT Microbiome Fund 1 LLC				$3,270,000	840,617	840,617	3.7%	840,617	2.1%	$1,050,000	269,923	1,110,540	4.1%	1,110,540	2.5%
Alexandria Equities, LLC				$2,500,002	642,674	642,674	2.8%	642,674	1.6%	$—	—	642,674	2.4%	642,674	1.5%
Venture Craft Two PTE, Ltd.				$2,000,001	514,139	514,139	2.2%	514,139	1.3%	$—	—	514,139	1.9%	514,139	1.2%
Uprising Investors Fund 1, L.P.				$500,001	128,535	128,535	0.6%	128,535	0.3%	$—	—	128,535	0.5%	128,535	0.3%
Uprising Opportunity Fund 1, L.P.				$500,001	128,535	128,535	0.6%	128,535	0.3%	$—	—	128,535	0.5%	128,535	0.3%
Occam Global LLC				$100,000	25,707	25,707	0.1%	25,707	0.1%	$—	—	25,707	0.1%	25,707	0.1%
Alexander Ward Phillips and Anne Leigh Phillips				$750,000	192,802	192,802	0.8%	192,802	0.5%	$—	—	192,802	0.7%	192,802	0.4%
Neal Rajdev				$100,000	25,707	25,707	0.1%	25,707	0.1%	$—	—	25,707	0.1%	25,707	0.1%
Thomas G. Schlaff Revocable Living Trust				$200,000	51,414	51,414	0.2%	51,414	0.1%	$—	—	51,414	0.2%	51,414	0.1%
David Perry 2015 Trust				$249,999	64,267	64,267	0.3%	64,267	0.2%	$—	—	64,267	0.2%	64,267	0.1%
Aberdare Management				$249,999	64,267	64,267	0.3%	64,267	0.2%	$—	—	64,267	0.2%	64,267	0.1%
David Rees				$249,999	64,267	64,267	0.3%	64,267	0.2%	$—	—	64,267	0.2%	64,267	0.1%
Anthony Quinn				$100,000	25,707	25,707	0.1%	25,707	0.1%	$—	—	25,707	0.1%	25,707	0.1%
Mike Bonney				—	—	—	0.0%	—	0.0%	$5,000,000	1,285,347	1,285,347	4.8%	1,285,347	2.9%
Dikigoros Holdings, LLC					—	—	0.0%		0.0%	$40,001	10,283	10,283	0.0%	10,283	0.0%
VP Company Investments 2016, LLC				$—	—	—	0.0%	—	0.0%	$40,001	10,283	10,283	0.0%	10,283	0.0%
Cadena LLC (2)	3,300,000	—	—	$—	—	—	0.0%	3,300,000	8.4%	$—	—	—	0.0%	3,300,000	7.6%
Cadena Founder/Former Employees	342,189	—	—	$—	—	—	0.0%	342,189	0.9%	$—	—	—	0.0%	342,189	0.8%
Exercised options	1,885,012						0.0%	1,885,012	4.8%				0.0%	1,885,012	4.3%

Total Outstanding	10,698,661	$14,000,001	17,441,535	$20,770,005	5,339,333	22,780,868	90.6%	33,470,520	84.8%	$16,130,002	4,146,530	26,927,398	99.7%	37,626,059	86.3%
									0.0%
Square1 Warrant (3)	—	—	85,617	$—	—	85,617	0.4%	85,617	0.2%	—	—	85,617	0.3%	85,617	0.2%
Outstanding options (4)	5,205,436	—	—	$—	—	—	0.0%	5,205,436	13.2%				0.0%	5,205,436	11.9%
Options (remaining pool)	701,500	—	—	$—	—	—	0.0%	701,500	1.8%	—	—	—	0.0%	701,500	1.6%

Total	16,605,597	$14,000,001	17,527,152	$20,770,005	5,339,333	22,866,485	100.0%	39,472,082	100.0%	$16,130,002	4,146,530	27,013,015	100.0%	43,618,612	100.0%

(1)	Cadena landlord
(2)	Shares issued in exchange for original license to Midori technology. Cadena LLC is owned by the shareholders of Midori USA Inc. (88% Flagship Funds).
(3)	Issued in connection with venture debt facility; exercisable at $0.73
(4)

Includes 3.748M share grant to our recently appointed Chairman and CEO, Mike Bonney - 1,874,006 shares exercised and subject to reverse vesting schedule, 1,874,007 shares subject to NQ performance based vesting stock option grant

(5)	Total Authorized Series B is 8,611,826 Shares
(6)	Total required Series B shares to support second closing is 9,485,863 shares—requiring an increase of 874,037 shares
(7)

In order to support the project warrant requirement for the expanded Square1 Debt facility-will require an addition 51,413 Series B shares—increasing the total required increase to 925,450 shares (874,037 + 51,413)

(8)	Includes the $3.5M Flagship invested in Cadena pre merger